                                                                    EXHIBIT 99.1
         (STURM LOGO)

         SOUTHPORT, CONNECTICUT 06890 U.S.A.

                                                           FOR IMMEDIATE RELEASE

For further information contact:
William B. Ruger, Jr. 603-863-3300
Stephen L. Sanetti    203-259-7843
Thomas A. Dineen      203-259-7843

                      STURM, RUGER & COMPANY, INC. REPORTS

                              THIRD QUARTER RESULTS

         SOUTHPORT, CONNECTICUT, October 20, 2004--Sturm, Ruger & Company, Inc. (NYSE-RGR), today reported third quarter 2004 net sales of $35.4 million compared to $36.8 million in the third quarter of 2003. The Company reported break-even results for the third quarter of 2004 compared to net income of $3.9 million or $0.14 per share in the third quarter of 2003.

         For the nine months ended September 30, 2004, net sales were $108.3 million and net income was $3.4 million or $0.13 per share. For the corresponding period in 2003, net sales were $109.8 million and net income was $9.4 million or $0.35 per share.

         Included in the results of the third quarter and nine months ended September 30, 2003, was the pretax gain of $5.9 million or $0.13 per share after-tax from the sale of certain non-manufacturing real estate in Arizona, known as the Single-Six Ranch.

                                                                          (MORE)

Sturm, Ruger Earnings page 2

         Chairman William B. Ruger, Jr. commented on the firearms results, "Although firearms shipments declined from the prior year due to continuing softness in the overall firearms market which adversely impacted our established product shipments, demand for our new products is encouraging. We continue to address shortfalls in new product supply by adding additional machining centers and by altering our production mix to better satisfy consumer demand, while demonstrating fiscal prudence in the management of our inventories."

         Mr. Ruger reiterated the Company's ongoing commitment to firearms innovation, "We will again introduce an abundance of innovative new firearms for 2005 during the NASGW Show in November and plan on announcing additional new offerings at the SHOT Show and NRA Show, to be held in the first half of 2005. These additional new products will add to the record number of new products we introduced in 2004, whose impact is only beginning to be felt in the marketplace."

         Mr. Ruger remarked on the Company's investment castings business, "We are encouraged by the 38% increase in castings sales this quarter and remain determined to succeed in this market. Further exploration of steel and titanium capabilities, coupled with a successful venture into new markets, is essential to achieve a satisfactory level of profitability in this segment."

         Mr. Ruger also commented about the Company's balance sheet, "At September 30, 2004, we remain debt free, with $37 million of cash and short-term investments. Our financial strength allows us to focus on the long-term goals of maximizing operating efficiencies and shareholder value, and we are optimistic about prospects for the new sales year which begins on December 1."

                                                                          (MORE)

Sturm, Ruger Earnings page 3

         Stephen L. Sanetti, President and Chief Operating Officer, provided an update on the Company's legal front, "The third quarter brought more success in the product liability arena. On July 27, 2004, the Missouri Court of Appeals affirmed the trial court's dismissal of the St. Louis municipal lawsuit against the company and other firearms industry members. Also, on September 30, 2004, Judge Irene Berger granted summary judgment in favor of the Company in a West Virginia case which sought to hold it liable for the resale of a pistol by a retail firearms dealer to a lawful purchaser who delivered the pistol to an unauthorized criminal user. As the judge stated, to hold a manufacturer liable for such a sale would be "a real stretch". The expiration of the so-called Federal "assault weapon" ban on September 13, 2004 should have little impact on the Company, as all of Company's autoloading rifles were exempted since 1994 from that now-expired ban by name as "legitimate sporting firearms"."

         Mr. Sanetti remarked on some of the Company's recent marketing ventures, "We just completed our 2005 Ruger Sportswear and Accessories Catalog which introduced many new offerings. In addition to new leather goods and other shooting accessories, we are proud to introduce an exciting new line of Ruger-brand knives, a project in which we partnered with the famous W.R. Case & Sons Cutlery Company, which like ourselves is an American company with an outstanding reputation for quality. To view our new accessories or to order the 2005 Ruger Sportswear and Accessories Catalog, Ruger customers should visit our recently remodeled website at www.ruger.com."

         On September 10, 2004, the Company sold the property and building that housed the Company's Uni-Cast division prior to its sale in 2000. This sale, which resulted in a pretax gain of $0.8 million, is another manifestation of the Company's long-term strategy to focus on its core businesses.

                                                                          (MORE)

Sturm, Ruger Earnings page 4

         Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company's business segments are engaged in the manufacture of the world famous RUGER(R) brand of sporting and law enforcement firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

        The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, and the impact of future firearms control and environmental legislation, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

                                                                          (MORE)

                          STURM, RUGER & COMPANY, INC.
             Condensed Consolidated Statements of Income (unaudited)
                    (in thousands, except per share amounts)
================================================================================

                                                Three Months Ended                      Nine Months Ended
                                                   September 30                            September 30
                                            2004      %      2003       %          2004      %      2003      %
                                          ---------------------------------      ---------------------------------
Firearms sales                            $29,063    82.1   $32,237    87.6      $92,798     5.7   $95,876    87.4
Castings sales                              6,317    17.9     4,583    12.4       15,531    14.3    13,877    12.6
                                          -------   -----   -------   -----      -------   -----   -------   -----
  Net sales                                35,380   100.0    36,820   100.0      108,329   100.0   109,753   100.0
Cost of products sold                      30,382    85.9    31,102    84.5       86,358    79.7    85,091    77.5
                                          -------   -----   -------   -----      -------   -----   -------   -----
  Gross profit                              4,998    14.1     5,718    15.5       21,971    20.3    24,662    22.5
Expenses:
  Selling                                   4,504    12.7     3,987    10.8       12,519    11.6    11,197    10.2
  General and administrative                1,410     4.0     1,465     3.9        4,747     4.4     4,532     4.1
                                          -------   -----   -------   -----      -------   -----   -------   -----
                                            5,914    16.7     5,452    14.7       17,266    16.0    15,729    14.3
                                          -------   -----   -------   -----      -------   -----   -------   -----
   Operating income (loss)                   (916)   (2.6)      266     0.8        4,705     4.3     8,933     8.2

   Gain on sale of real estate                874     2.5     5,922    16.1          874     0.8     5,922     5.4
   Other income--net                            9     0.0       243     0.6           92     0.1       861     0.7
                                          -------   -----   -------   -----      -------   -----   -------   -----
     Total other income                       883     2.5     6,165    16.7          966     0.9     6,783     6.1
                                          -------   -----   -------   -----      -------   -----   -------   -----

   Income(loss) before income taxes           (33)   (0.1)    6,431    17.5        5,671     5.2    15,716    14.3


Income taxes                                  (13)    0.0     2,579     7.0        2,274     2.1     6,302     5.7
                                          -------   -----   -------   -----      -------   -----   -------   -----

  Net income(loss)                           ($20)   (0.1)   $3,852    10.5       $3,397     3.1    $9,414     8.6
                                          =======   =====   =======   =====      =======   =====   =======   =====

Earnings per share

  Basic                                     $0.00             $0.14                $0.13             $0.35
  Diluted                                   $0.00             $0.14                $0.13             $0.35

Cash dividends per share                    $0.10             $0.20                $0.50             $0.60

Average shares outstanding

  Basic                                    26,911            26,911               26,911            26,911
  Diluted                                  26,911            26,928               26,940            26,914




                                                                          (MORE)

                          STURM, RUGER & COMPANY, INC.
                Condensed Consolidated Balance Sheet (unaudited)
                                 (in thousands)
================================================================================

                                                                   September 30,
                                                                       2004
                                                                   -------------
Assets
------
Cash and cash equivalents                                             $   3,801
Short-term investments                                                   32,927
Trade receivables, net                                                   17,385
Inventories                                                              50,310
Deferred income taxes                                                     6,760
Prepaid expenses and other assets                                         3,034
                                                                      ---------
  Total current assets                                                  114,217

Property, plant and equipment                                           157,945
  Less depreciation                                                    (131,583)
                                                                      ---------
                                                                         26,362

Deferred income taxes                                                       819
Other assets                                                              9,614
                                                                      ---------
Total                                                                 $ 151,012
                                                                      =========

Liabilities and Stockholders' Equity
------------------------------------
Trade accounts payable and
  accrued expenses                                                    $   4,574
Product liability                                                         4,000
Employee compensation                                                     5,816
Workers' compensation                                                     5,843
Income taxes                                                                917
                                                                      ---------
  Total current liabilities                                              21,150

Accrued pension liability                                                 5,022
Product liability accrual                                                 1,257

Stockholders' equity                                                    123,583
                                                                      ---------
Total                                                                 $ 151,012
                                                                      =========





                                   # # # # # #